Exhibit 10.25

Form of

Kyndryl

Director Equity Award Agreement

Plan	Kyndryl 2021 Long-Term Performance Plan (the “Plan”)
Award Type	Restricted Stock Units
Purpose

The purpose of this Award is to retain and reward the service of non-employee members of the Board. You recognize that this Award represents a potentially significant benefit to you and is awarded for the purpose stated here.

Awarded to Home Country Global ID`	Sample United States (USA) [ID] [Global ID]
Award Agreement

This Equity Award Agreement, together with the “Terms and Conditions of Your Equity Award: Effective December 16, 2021” (“Terms and Conditions”) document and the Plan http://w3.kyndryl.net/hr/web/compensation/executive/eq_prospectus/, both of which are incorporated herein by reference, together constitute the entire agreement between you and Kyndryl with respect to your Award.

Grant	Date of Grant: [Month Date Year] Number of Units Awarded: [XX]
Vesting	This Award vests as set forth below, subject to your continued service with Kyndryl as described in the Terms and Conditions document. Units Date [number of units] [Month Date Year]
Terms and Conditions of Your Equity Award

Refer to the Terms and Conditions document attached for an explanation of the terms and conditions applicable to your Award, including those relating to:

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Cancellation and rescission of awards (also see below)

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Jurisdiction, governing law, expenses and taxes

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Non-solicitation of Company employees and clients, if applicable

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Treatment of your Award in the event of death or disability or leave of absence

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Treatment of your Award upon cessation of service

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Treatment of your Award upon a Change in Control

It is strongly recommended that you print the Terms and Conditions document for later reference.

Terms and Conditions of Your Equity Award:

Cancellation and Rescission

You understand that Kyndryl may cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this Award in accordance with the terms of the Plan, including, without limitation, canceling or rescinding this Award if you render services for a competitor prior to, or during the Rescission Period. You understand that the Rescission Period that has been established is 12 months. Refer to the Terms and Conditions document and the Plan for further details.

Data Privacy, Electronic Delivery

By accepting this Award, you agree that data, including your personal data, necessary to administer this Award may be exchanged among Kyndryl and its subsidiaries and affiliates as necessary, and with any vendor engaged by Kyndryl to administer this Award, subject to the Terms and Conditions document; you also consent to receiving information and materials in connection with this Award or any subsequent awards under Kyndryl’s long-term performance plans, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

Extraordinary Compensation

Your participation in the Plan is voluntary. The Plan is discretionary in nature. This Award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future. Future grants, if any, are at the sole grace and discretion of Kyndryl, including but not limited to, the timing of the grant, the number of units and vesting provisions.

Accept Your Award

This Award is considered valid when you accept it. This Award will be cancelled unless you accept it by 11:59 p.m. Eastern time two business days prior to the first vesting date in the “Vesting” section of this Agreement. By pressing the Accept button below to accept your Award, you acknowledge having received and read this Equity Award Agreement, the Terms and Conditions document and the Plan under which this Award was granted and you agree (i) not to hedge the economic risk of this Award or any previously-granted outstanding awards, which includes entering into any derivative transaction on Kyndryl securities (e.g., any short sale, put, swap, forward, option, collar, etc.), and (ii) to comply with the terms of the Plan, this Equity Award Agreement and the Terms and Conditions document, including those provisions relating to cancellation and rescission of awards and jurisdiction and governing law.